This Instrument Prepared By:

/s/Christie D. Cannon
Christie D. Cannon
Delmarva Power & Light Company
Mailstop 92DC42
500 N. Wakefield Drive
Newark, DE 19702-5440

DELMARVA POWER & LIGHT COMPANY

TO

THE BANK OF NEW YORK MELLON,
Trustee.

ONE HUNDRED AND TWENTIETH SUPPLEMENTAL
INDENTURE

Dated as of January 1, 2018
(but executed on the dates shown on the execution page)

This ONE HUNDRED AND TWENTIETH SUPPLEMENTAL INDENTURE, dated as of the first day of January, 2018 (but executed on the dates hereinafter shown), made and entered into by and between DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia, hereinafter called the Company and THE BANK OF NEW YORK MELLON, a New York banking corporation, hereinafter called the Trustee;

WITNESSETH:

WHEREAS, the Company heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (hereinafter in this One Hundred and Twentieth Supplemental Indenture called the “Original Indenture”), dated as of October 1, 1943, to The New York Trust Company, a corporation of the State of New York, as Trustee, to which The Bank of New York Mellon is successor Trustee, to secure the First Mortgage Bonds of the Company, unlimited in aggregate principal amount and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof, except as therein otherwise provided; and

WHEREAS, the Original Indenture has been supplemented by one hundred and eighteen supplemental indentures specifically subjecting to the lien of the Original Indenture as though included in the granting clause thereof certain property in said supplemental indentures specifically described and amending and modifying the provisions of the Original Indenture (the Original Indenture, as amended, modified and supplemented by all of the indentures supplemental thereto, including this One Hundred and Twentieth Supplemental Indenture, is hereinafter in this One Hundred and Twentieth Supplemental Indenture called the “Indenture”); and

WHEREAS, the execution and delivery of this One Hundred and Twentieth Supplemental Indenture has been duly authorized by Unanimous Written Consent of the Board of Directors of the Company, and all conditions and requirements necessary to make this One Hundred and Twentieth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, have been in all respects duly authorized; and

WHEREAS, it is provided in and by the Original Indenture, inter alia, as follows:

“IT IS HEREBY AGREED by the Company that all the property, rights and franchises acquired by the Company after the date hereof (except any hereinbefore or hereinafter expressly excepted) shall (subject to the provisions of Section 9.01 hereof and to the extent permitted by law) be as fully embraced within the lien hereof as if such property, rights and franchises were now owned by the Company and/or specifically described herein and conveyed hereby;”

and

WHEREAS, the Company has acquired certain other property, real, personal and mixed, which heretofore has not been specifically conveyed to the Trustee;

NOW, THEREFORE, this ONE HUNDRED AND TWENTIETH SUPPLEMENTAL INDENTURE WITNESSETH that for and in consideration of the premises and in pursuance of the provisions of the Indenture, the Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Trustee and to its successors in the trust in the Indenture created, to its and their assigns forever, all the following described properties of the Company, and does confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as tenant in common, except as permitted by, and in conformity with, the provisions of the Indenture and particularly of Article IX thereof:

[NONE]

Together with all other property, real, personal and mixed, tangible and intangible (except such property as in said Indenture expressly excepted from the lien and operation thereof), acquired by the Company on or prior to December 31, 2017, and not heretofore specifically subjected to the lien of the Indenture.

Also without limitation of the generality of the foregoing, the easements and rights-of-way and other rights in or relating to real estate or the occupancy of the same owned by the Company, and whether used or not used in connection with the Company’s operations, which are conveyed to the Company and recorded in the following Real Property Deed Records to which reference is made for a more particular description, to wit:

DELAWARE
New Castle County

Instrument Date	Deed Records	Tax ID No.
12/16/16	20170112-0002218	13-021.00-018
12/08/16	20170112-0002219	06-034.00-025
12/08/16	20170112-0002220	14-021.00-008
01/11/17	20170214-0008302	15-026.00-023
02/03/17	20170228-0010513	06-046.00-246
02/07/17	20170228-0010512	06-122.00-082
01/17/17	20170222-009512	07-044.30-002
02/24/17	20170328-0015261	14-012.20-124, 14-012.20-001 - 14-012.22-142, 14-012.24-001 - 14-012.24-017
03/03/17	20170328-0015260	13-002.30-062 - 13-002.30-123 , 13-007.10-001 - 13-007.10-078, 13-007.20-010 - 13-007.20-026
04/18/17	20170503-0022037	06-11100038, 0611100165, 0611100165
03/04/17	2170503-0022036	07-01700102
04/11/17	20170503-0022035	10-04300022
04/12/17	20170503-0022034	15-01100027
05/02/17	20170515-0023813	07-02730095, 07-02730106
04/19/17	20170505-0022409	06-100.00-022
05/05/17	20170629-0032581	06-052.00-231
06/22/17	20170629-0032582	09-018.00-081
06/13/17	20170707-0034169	10-010.40-212, 10-010.40-380
06/26/17	20170809-0040602	15-020.00-062
07/18/17	20170809-0040603	08-017.00-002
06/28/17	20170630-0033045	06-100.00-067
07/28/17	20170818-0042308	10-043.00-022
04/27/17	20170818-0042309	06-145.00-050
08/12/17	20170901-0045416	15-026.00-210
8/17/2017	20170901-0045417	08-037.00-067
08/23/17	20170915-0047648	13-012.00-150
Instrument Date	Deed Records	Tax ID No.
9/5/2017	20170915-0047646	08-037.00-067
08/31/17	201709015-004767	06-024.00-447,06-024.00-448, 06-024.00-251
09/15/17	20171013-0053393	10-015.00-021, 10-015.00-022
09/28/17	20171013-0053394	06-121.00-174
09/26/17	20171013-0053395	08-024.10-064
10/16/17	20171116-0060070	07-005.00-038
10/11/17	20171116-0060068	14-012.00-239
09/05/17	20171116-0060067	26-051.00-009
10/11/17	20171116-0060066	08-008.30-078
10/24/17	20171116-0060065	14-012.21-034
10/18/17	20171116-0060069	23-064.00-061, 23-030.00-158

DELAWARE
Sussex County

Instrument Date	Deed Records		Tax ID No.
	Book	Page
09/07/16	4625	266	131-10.00-101.00
10/06/16	4650	264	334-12.00-106.01
10/06/16	4650	266	533-4.00-22.00
12/08/16	4650	273	233-10.00-77.00
12/09/16	4650	271	233-10.00-77.01
12/09/16	4650	268	334-14.17-72.00
12/29/16	4650	275	134-12.00-317.01
01/19/17	4707	89	134-12.00-170.00
01/19/17	4730	217	134-12.00-3663.00
01/27/17	4730	219	134-12.300-428
02/10/17	4688	45	331-03.00-128.00
03/05/17	4688	50	532-18.00-14.01
03/28/17	4756	282	530-10.13-2.00, 530-10.13-2.01
03/31/17	4704	103	232-12.00-103.00
04/05/17	4756	286	134-13.00-36.00
04/07/17	4756	288	334-13.19-70.00
04/07/17	4707	91	334-13.20-16.00
04/07/17	4756	291	532-18.00-11.01
04/12/17	4756	298	334-20.10-1.08, 334-20.10-1.01
04/25/17	4756	284	334-13.20-33.01
05/11/17	4756	300	233-16.00-6.02
06/06/17	4756	302	232-12.15-40.00
06/09/17	4756	304	532-23.00-1.02
06/09/17	4756	306	532-23.00-1.03
06/27/17	4756	275	Multiple
07/10/17	4770	271	331-4.00-34.07 331-4.00-34.05

Instrument Date	Deed Records		Tax ID No.
	Book	Page
7/18/17	4770	266	132-6.00-230.00
10/15/17	4805	41	2-30-700.89.00

DELAWARE
Kent County

Instrument Date	Deed Records		Tax ID No.
	Instrument Number
02/16/17	8549	81	4-00-03800-01-4202-00001
12/19/16	8549	84	7-00-07200-01-6200-00002
02/23/17	8549	87	9-00-06500-012900-00001
08/05/17	8778	202	8-00-113.00-01-03.04.000
08/26/17	8794	269	9-00-06400-01-5200-00001

MARYLAND
Caroline County

Instrument Date	Deed Records		Map	Parcel
	Book	Page
08/04/16	1242	44	9	17&62
05/05/16	1242	39	105	2267
08/01/16	1244	132	9	2,18
01/27/17	1244	135	11A	54
02/13/17	1247	373	11A	55
02/13/17	1247	376	11A	57
04/10/17	1255	418	18 & 19	154 & 156
04/11/17	1255	423	18	147
04/06/17	1259	455	303	650
05/23/17	1259	147	18	146
05/08/17	1259	143	303	648

MARYLAND
Cecil County

Instrument Date	Deed Records		Map	Parcel
	Book	Page
12/12/16	4015	90	31	31
02/14/17	4035	333	315	2462
02/14/17	4035	335	316	2462
05/19/16	4035	339	38	188
5/23/2016	4035	337	10	23
09/02/15	4035	341	30	20
Instrument Date	Deed Records		Map	Parcel
	Book	Page
3/6/2016	4035	343	29	84
04/05/17	4065	443	30	17
04/18/17	4065	446	801	298
01/26/17	4065	449	17	639
03/27/17	4065	451	17	3
05/02/17	4095	442	25	232
05/03/17	4095	444	6	68
05/07/17	4079	146	36	12
05/23/17	4095	438	312	2401
04/05/17	4065	443	30	17
06/08/17	4095	440	24	288
07/21/17	4114	389	36	421
07/12/17	4114	391	401	526
08/04/17	4128	227	14	622
08/17/17	4128	225	19	505
06/29/17	4122	17	9	127
08/03/17	4122	20	19	505
10/31/17	4169	159	25	653
09/16/17	4169	163	21	51
10/10/17	4169	154	31	581
10/13/17	4169	166	25	297
11/01/17	4169	169	31	1326
09/22/17	4150	161	36	153
10/01/17	4150	159	12	201

MARYLAND
Dorchester County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio
05/03/17	1403	1	5	35
06/29/17	1410	169	17	10
05/10/17	1410	160	19	72
06/29/17	1410	164	17	10
07/14/17	1416	33	17	10

MARYLAND
Kent County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio
02/10/17	896	270	52	16
02/02/17	896	273	201	976
04/25/17	906	68	52	15
05/30/17	909	411	41	3
06/21/17	914	309	6	4
09/07/17	915	47	400	325
07/17/17	915	45	100	1557
08/21/17	916	235	400	326
09/01/17	917	362	27	17
10/22/17	924	342	24	46

MARYLAND
Queen Anne’s County

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
10/26/16	2632	56	65	41	2,3,4
07/22/16	2641	393	35H	31
07/22/16	2641	397	35H	78
07/22/16	2641	405	35H	173
07/27/16	2641	401	35H	33
05/23/16	2641	409	45	14
08/19/16	2641	413	63	92
07/11/16	2641	417	63	43
06/17/16	2641	388	31	38
01/30/17	2641	495	59	155
01/31/17	2641	491	35H	79
01/31/17	2641	498	35H	113
08/26/16	2641	502	63	34
06/20/16	2641	506	63	53
01/05/17	2641	510	51G	1
02/08/17	2686	89	51	38	1-4
06/27/17	2731	135	24	37
06/19/17	2731	132	24	151
08/30/17	2766	64	57	127	1,2
08/25/17	2766	67	40	12
09/06/17	2766	71	35	120	9
09/06/17	2766	49	35	120	1
09/06/17	2766	52	35	120	5
09/06/17	2766	55	35	120	4
Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
09/06/17	2766	58	35	120	7
09/06/17	2766	61	35	120	8
09/06/17	2766	74	35	130
09/12/17	2784	72	58F	69
09/07/17	2784	68	35	120	10
09/28/17	2784	75	57	429
10/09/17	2805	206	57	60
10/09/17	2805	203	57	274	2
10/09/17	2805	200	57	274	1

MARYLAND
Somerset County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio
03/09/17	946	1	203	1330A
05/16/17	950	355
08/30/17	958	93	40	104 & 127

MARYLAND
Talbot County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio
01/10/17	2419	422	39	105&107
01/23/17	2428	128	39	55
08/10/16	2428	124	31	276
07/15/16	2428	149	31	125
07/14/16	2428	132	31	176
07/05/16	2428	136	31	47
07/05/16	2428	140	31	127
07/08/16	2428	144	31	22,342
02/20/17	2437	130	39	14
02/28/17	2437	134	48	35
02/19/17	2437	122	31	98
02/27/17	2437	138	31	269
03/07/17	2437	142	39	79W
03/14/17	2434	495	58	73
03/14/17	2434	491	58	74
03/14/17	2434	499	48	81
02/13/17	2437	126	39	124
05/15/17	2449	445	53	4
Instrument Date	Deed Records		Map	Parcel
	Liber	Folio
06/05/17	2459	484	39	215
07/13/17	2468	151	44A	102
07/25/17	2471	265	53	64
08/07/17	2475	320	31	65
10/13/17	2494	149	53	53
11/13/17	2505	29	22	307

MARYLAND
Wicomico County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio
08/10/17	4220	3	102	220
08/10/17	4220	7	42	114
08/03/12	4143	198	58	41
07/03/17	4143	201	104	1388
02/27/17	4143	205	19	76
03/13/17	4143	195	53	113
03/24/17	4148	121	19	99
03/24/17	4148	125	19	9
03/16/17	4146	397	19	21
03/31/17	4163	271	19	90
03/27/17	4164	73	45	32
04/04/17	4163	266	48	279 & 753
05/02/17	4167	289	31	304
04/27/17	4167	292	19	64
05/05/17	4175	242	48	372
05/16/17	4175	246	39	406
06/10/17	4191	331	49	27
07/12/17	4208	169	104	2594
07/19/17	4208	174	58
09/07/17	4212	467	51	157
09/25/17	4238	299	115	647
09/20/17	4238	303	141	20
09/19/17	4238	306	50	47
10/12/17	4252	446	49	121

MARYLAND
Worcester County

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
09/29/16	6922	386	9	366
01/25/17	6938	241	20	142
02/16/17	6947	479	19	84	2
08/03/17	6962	1	27	570
01/27/17	6961	489	9	331
04/09/17	6990	29	10	299
04/06/17	6990	32	9	176
04/20/17	6997	33	101	41
02/23/17	6997	35	10	101
04/07/17	7024	331	20	47
05/19/17	7033	272	27	146
06/08/17	7017	208	27	707	22
06/26/17	7036	127	13	27
06/30/17	7054	152	56	31
06/20/17	7059	354	26	299
07/05/17	7054	157	56	26
10/16/17	7116	292	116	5161A

The following is a schedule of bonds issued under the Eighty-Eighth Supplemental Indenture and Credit Line Deed of Trust, effective as of October 1, 1994, that can be designated as First Mortgage Bonds, Series I, which may also be designated as Secured Medium Term Notes, Series I; and First Mortgage Bonds, Pledged Series I.

First Mortgage Bonds, Series I/Secured Medium Term Notes, Series I

Issuance Date	Tranche	Maturity	Principal
06/19/95	7.71% Bonds	06/01/25	$100,000,000

06/19/95	6.95% Amortizing Bonds	06/01/08	$25,800,000

11/25/08	6.40% Bonds	12/01/13	$250,000,000

First Mortgage Bonds, Pledged Series I

Issuance Date	Tranche	Maturity	Principal

10/12/94	1994	10/01/29	$33,750,000

Total Bonds Issued:			$409,550,000

As supplemented and amended by this One Hundred and Twentieth Supplemental Indenture, the Original Indenture and all indentures supplemental thereto are in all respects ratified and confirmed and the Original Indenture and the aforesaid supplemental indentures and this One Hundred and Twentieth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

This One Hundred and Twentieth Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

The recitals of fact contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

The debtor and its mailing address are Delmarva Power & Light Company, Mailstop 92DC42, 500 N. Wakefield Drive, Newark, Delaware 19702-5440. The secured party and its address, from which information concerning the security interest hereunder may be obtained, is The Bank of New York Mellon, 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, Attn: Corporate Trust Administration.

The Company acknowledges that it received a true and correct copy of this One Hundred and Twentieth Supplemental Indenture.

This One Hundred and Twentieth Supplemental Indenture is executed and delivered pursuant to the provisions of Section 5.11 and paragraph (a) of Section 17.01 of the Indenture for the purpose of conveying, transferring and assigning to the Trustee and of subjecting to the lien of the Indenture with the same force and effect as though included in the granting clause thereof the above described property so acquired by the Company on or prior to the date of execution, and not heretofore specifically subject to the lien of the Indenture; but nothing contained in this One Hundred and Twentieth Supplemental Indenture shall be deemed in any manner to affect (except for such purposes) or to impair the provisions, terms and conditions of the Original Indenture, or of any indenture supplemental thereto and the provisions, terms and conditions thereof are hereby expressly confirmed.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name and behalf by its President, and its corporate seal to be hereunto affixed and attested by its Assistant Secretary and the Trustee has caused this instrument to be signed in its name and behalf by a Vice President and its corporate seal to be hereunto affixed and attested by an authorized officer, effective as of the 1st day of January, 2018.

DELMARVA POWER & LIGHT COMPANY

Date of Execution            By    /s/Donna J. Kinzel
Donna J. Kinzel, Senior Vice President
March 21, 2018

Attest:

/s/Brian Buck            [SEAL]
Brian Buck, Assistant Secretary

STATE OF DELAWARE    )
) SS
COUNTY OF NEW CASTLE    )

BE IT REMEMBERED that as of the 21st day of March, 2018, personally came before me, a notary public for the State of Delaware, Donna J. Kinzel, Senior Vice President of DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia (the “Company”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be her own act and deed and the act and deed of the Company; that her signature is in her own proper handwriting; that the seal affixed is the common or corporate seal of the Company; and that her act of signing, sealing, executing and delivering such instrument was duly authorized by resolution of the Board of Directors of the Company.

GIVEN under my hand and official seal the day and year aforesaid.

/s/Patricia H. Lyons                [SEAL]
Notary Public, State of Delaware
My commission expires     Oct 19, 2020

THE BANK OF NEW YORK MELLON,
as Trustee

Date of Execution            By    /s/Laurence J. O’Brien
Laurence J. O’Brien, Vice President

April 3, 2018

Attest:

/s/Latoya S. Elvin
Latoya S. Elvin, Vice President

STATE OF NEW JERSEY    )
) SS.
COUNTY OF PASSAIC    )

BE IT REMEMBERED that as of this 3rd day of April, 2018, personally came before me, a Notary Public for the State of New Jersey, Laurence J. O’Brien, Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation (the “Trustee”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be his own act and deed and the act and deed of the Trustee; that his signature is his own proper handwriting; that the seal affixed is the common or corporate seal of the Trustee; and that his act of signing, sealing, executing and delivering said instrument was duly authorized by resolution of the Board of Directors of the Trustee.

GIVEN under my hand and official seal the day and year aforesaid.

/s/Rick J. Fierro

RICK J FIERRO
Notary Public
State of New Jersey
My Commission Expires Nov 24, 2019

[SEAL]

CERTIFICATE OF RESIDENCE

THE BANK OF NEW YORK MELLON, successor Trustee to the Trustee within named, hereby certifies that it has a residence at 101 Barclay Street, in the Borough of Manhattan, in The City of New York, in the State of New York.

THE BANK OF NEW YORK MELLON

By    /s/Laurence J. O’Brien
Laurence J. O’Brien, Vice President

Certification

This document was prepared under the supervision of an attorney admitted to practice before the Court of Appeals of Maryland, or by or on behalf of one of the parties named in the within instrument.

/s/Christie D. Cannon
Christie D. Cannon